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                                                                 EXHIBIT d(2)(b)

                              AMENDMENT NO. 1
                                     TO
                         FOREIGN COUNTRY SELECTION
            AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                            DELEGATION AGREEMENT


         This Amendment No. 1 dated as of September 28, 1998, amends the Foreign Country Selection and Mandatory Securities Depository
Responsibilities Delegation Agreement (the "Agreement"), dated September 9, 1998, between A I M Advisors, Inc., a Delaware corporation and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page thereof.

                            W I T N E S S E T H:

         WHEREAS, the parties to the Agreement desire to amend the Agreement to add AIM Investment Securities Funds on behalf of its AIM High Yield Fund II portfolio as a party to the agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. The list of Investment Companies and Funds covered by the Agreement is hereby amended to include the following:

                  "AIM INVESTMENT SECURITIES FUNDS
                  AIM High Yield Fund II"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers on the date first written above.

                                                A I M ADVISORS, INC.


Attest: /s/ SAMUEL D. SIRKO                     By: /s/ ROBERT H. GRAHAM
        -----------------------                     --------------------------
        Assistant Secretary                         President


(SEAL)

AIM ADVISOR FUNDS, INC.                         AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                           AIM Small Cap Opportunities Fund
AIM Advisor International Value Fund
AIM Advisor Large Cap Value Fund                AIM SUMMIT FUND, INC.
AIM Advisor MultiFlex Fund
AIM Advisor Real Estate Fund                    AIM INTERNATIONAL FUNDS, INC.
                                                AIM Asian Growth Fund
AIM EQUITY FUNDS, INC.                          AIM European Development Fund
AIM Aggressive Growth Fund                      AIM International Equity Fund
AIM Blue Chip Fund                              AIM Global Aggressive Growth Fund
AIM Capital Development Fund                    AIM Global Growth Fund
AIM Charter Fund                                AIM Global Income Fund
AIM Constellation Fund
AIM Weingarten Fund                             AIM VARIABLE INSURANCE FUNDS, INC.
                                                AIM V.I. Aggressive Growth Fund
AIM FUNDS GROUP                                 AIM V.I. Balanced Fund
AIM Balanced Fund                               AIM V.I. Capital Appreciation Fund
AIM Global Utilities Fund                       AIM V.I. Capital Development Fund
AIM High Yield Fund                             AIM V.I. Diversified Income Fund
AIM Income Fund                                 AIM V.I. Global Utilities Fund
AIM Money Market Fund                           AIM V.I. Government Securities Fund
AIM Select Growth Fund                          AIM V.I. Growth Fund
AIM Value Fund                                  AIM V.I. Growth & Income Fund
                                                AIM V.I. High Yield Fund
AIM INVESTMENT SECURITIES FUNDS                 AIM V.I. International Equity Fund
AIM High Yield Fund II                          AIM V.I. Money Market Fund
                                                AIM V.I. Value Fund


Attest: /s/ SAMUEL D. SIRKO                     By: /s/ ROBERT H. GRAHAM
        -----------------------                     --------------------------
        Assistant Secretary                         President